Condensed Financial Statements

As of September 30, 2018 and December 31, 2017 and for the Nine Months Ended

September 30, 2018 and 2017

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Regentys Corporation

Condensed Financial Statements

As of September 30, 2018 and December 31, 2017 and for the Nine Months Ended September 30, 2018 and 2017

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Regentys Corporation

Contents

Page
Condensed Financial Statements (unaudited)
Condensed Balance Sheets	4
Condensed Statements of Operations	5
Condensed Statements of Cash Flows	6
Notes to Condensed Financial Statements	7 – 19

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Regentys Corporation

Condensed Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$2	$28
Prepaid expenses and other current assets	8	8
Total current assets	10	36
Property and equipment	1	1
TOTAL ASSETS	$11	$37

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$83	$43
Accrued liabilities	1,004	395
Advances from Stockholders	52	—
Notes payable	754	700
TOTAL CURRENT LIABILITIES	1,893	1,138

Redeemable convertible Series A preferred stock, $0.0001 par value 2,793 shares authorized, issued and outstanding at September 30, 2018 and December 31, 2017	1,816	1,816
Commitments and contingencies (Note 12)
Stockholders’ deficit
Common Stock, $0.0001 par value, 17,500 shares authorized, 6,963 and 6,671 issued at September 30, 2018 and December 31, 2017, respectively; and 6,372 and 6,080 outstanding at September 30, 2018 and December 31, 2017, respectively	1	1
Additional paid-in capital	1,182	776
Treasury stock	(1)	(1)
Accumulated deficit	(4,880)	(3,693)
TOTAL STOCKHOLDERS’ DEFICIT	(3,698)	(2,917)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$11	$37

See accompanying notes to unaudited condensed financial statements.

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Regentys Corporation

Condensed Statements of Operations

(In thousands)

(Unaudited)

For the nine months ended September 30,	2018	2017
OPERATING EXPENSES:
Research and development	$602	$263
General and administrative	531	541
Total operating expenses	1,133	804
LOSS FROM OPERATIONS	(1,133)	(804)
OTHER EXPENSE:
Interest expense	(54)	(73)
NET LOSS	$(1,187)	$(877)

See accompanying notes to unaudited condensed financial statements.

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Regentys Corporation

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

For the nine months ended September 30,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,187)	$(877)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	138	29
Related party noncash payroll expense	62	—
Noncash interest expense	54	73
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	—	(7)
Accounts payable	40	(15)
Accrued liabilities	814	126
Net cash used in operating activities	(79)	(671)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options	1	—
Advances from stockholders	52	—
Proceeds from issuance of Series B Notes	—	548
Net cash provided by financing activities	53	548
NET DECREASE IN CASH	(26)	(123)
CASH – BEGINNING OF THE PERIOD	28	176
CASH – END OF THE PERIOD	$2	53
Supplement Disclosure of Noncash Financing Activity:
Debt forgiveness by related parties	$205	—

See accompanying notes to unaudited condensed financial statements.

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Regentys Corporation

Notes to Condensed Financial Statements

(Unaudited)

1. ORGANIZATION AND BASIS OF PRESENTATION

Regentys Corporation (the “Company” or “Regentys”), formerly known as Asana Medical, Inc., was incorporated in the state of Florida and commenced activities on May 14, 2013.

The Company is an early-stage, regenerative medicine-based company focused on the development and commercialization of innovative medical devices for gastrointestinal application. The Company’s lead product, ExtraCellular Matrix Hydrogel (“ECMH”), targets the treatment of multiple gastrointestinal diseases, including Ulcerative Colitis, Crohn’s Disease, and Rectal Mucositis.

The Company is headquartered in Miami Lakes, Florida.

Liquidity and Capital Resources

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has incurred significant operating losses and has an accumulated deficit as a result of ongoing efforts to develop product candidates, including conducting preclinical and clinical trials and providing general and administrative support for these operations. For the nine months ended September 30, 2018 and 2017, net loss incurred of approximately $1.2 million and $0.8 million, respectively. As of September 30, 2018 and December 31, 2017, the Company has an accumulated deficit of approximately $4.9 million and $3.7 million, respectively. The Company does not believe its cash of approximately $2,000 as of September 30, 2018 is sufficient to fund its operations for the next twelve months. As of March 25, 2019, the Company is in process of negotiating the extension of the due date for the remaining principal balance and accrued interest on notes payable that the Company agreed to redeem of approximately $328,000 (see Note 5). These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The condensed financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company expects to continue to incur additional substantial losses in the foreseeable future as a result of the Company’s research and development activities. The Company plans to finance operations through equity or debt financing arrangements, and/or third-party collaboration funding. Additional funding will be required in the future to maintain its present and proposed research activities. There can be no assurance that additional equity or debt financing will be available on acceptable terms, if at all. If the Company is unable to raise additional funding to meet its working capital needs in the future, it will be forced to delay or reduce the scope of its research programs and/or limit, the settlement of its maturing obligations or cease its operations.

On November 28, 2018, the Company and Generex Biotechnology Corporation (“Generex”) entered into a binding letter of intent contemplating Generex’s acquisition of 51% of the outstanding capital stock of the Company for a total consideration of $15 million (the “Acquisition”). The Acquisition was effective January 7, 2019, wherein the Company issued 12,048,161 common shares to Generex (“Generex shares”) constituting 51% of the capital stock of the Company. The Company received an upfront payment of $0.4 million from Generex in November 2018. When the acquisition closed on January 7, 2019 (Closing Date), Generex issued a promissory note in favor of the Company for the remaining balance of $14.6 million subject to 4% interest rate per annum, payable in five (5) installment payments as follows in accordance with the Stock Purchase Agreement (SPA) and Promissory Note, with the proceeds intended to be used for specific purposes:

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(a) Guaranteed payments:

(i)	$3,450,000 – to initiate pre-clinical activities, payable on or about January 15, 2019, of which $650,000 was received by the Company and the remaining balance of $2,800,000 is payable on or before April 1, 2019 (see Note 13)
(ii)	$2,000,000 – to initiate patient recruitment activities, payable on or about May 1, 2019
(iii)	$3,000,000 – to initiate a first in-human pilot study, payable, on or about September 1, 2019

(b) Incremental payments

(i)	$5,000,000 – to initiate a human pivotal study, payable on or about February 1, 2020
(ii)	$1,150,000 – to submit a 510(k) de novo submission to the FDA, payable on or about February 1, 2021

In the event that Generex fails to make full payment when due of the Guaranteed Payments, the Company, in its sole discretion, shall have the option to (i) forfeit all of Generex’s shares OR (ii) demand and receive freely tradeable common shares of Generex equivalent to 110% of the value of the missing Guaranteed Payment with the Company facilitating the disposition of same in ordinary trading activities and in accordance with all state and federal securities laws, rules and regulations and exchange requirements. In the event any Incremental Payment is not paid when due, (i) Generex’s ownership interest in the Company shall be automatically and proportionally reduced based upon the amount of the purchase price actually paid and (ii) such Generex’s share certificate shall be returned by Generex to the Company for reissuance and failing that, the Company shall be entitled to automatically adjust Generex’s ownership interest on the books of the Company.

Should Generex fails to cure a default on its Incremental Payments with in sixty (60) days from due date, the Company is entitled in its sole discretion to pursue alternative sources of capital without regard to any pre-emptive rights, rights of first refusal, or anti-dilution protections otherwise available to Generex.

In the event that the Financial Statements of the Company as indicated in the SPA are not delivered to Generex within sixty (60) calendar days of the Closing Date, which date was March 8, 2019, Generex shall be entitled, in its sole discretion, to rescind the stock purchase transaction, in which event (i) the Milestone Payment and any Guaranteed Payments and Incremental Payments made prior to such rescission will be forthwith due and repayable by the Company to Generex.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Condensed Financial Information

The accompanying condensed financial statements and the notes to the condensed financial statements as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 are unaudited. These unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) regarding interim financial reporting. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these condensed financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2017. The balance sheet at December 31, 2017 included herein was derived from the audited financial statements as of that date, but does not include all disclosures, including notes, required by GAAP.

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The unaudited condensed financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the Company’s condensed balance sheet at September 30, 2018 and its condensed statements of operations and cash flows for the nine months ended September 30, 2018 and 2017. The results of operations for the nine months ended September 30, 2018 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2018, or any other future period.

Use of Estimates in the Preparation of Condensed Financial Statements

The preparation of condensed financial statements, in conformity with US GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet dates and the reported amounts of revenues and expenses for the periods presented. On an ongoing basis, management evaluates its estimates, including those related to accrued research and development expenses, redeemable convertible preferred stock, convertible debt and warrants, valuation of deferred tax assets, and stock-based compensation. The Company bases its estimates on its historical experience and also on assumptions that it believes are reasonable; however, actual results could significantly differ from those estimates.

Risks and Uncertainties

The Company's business is subject to significant risks common to early-stage companies in the medical device industry including, but not limited to, the ability to develop appropriate formulations, scale up and production of the product, dependence on collaborative parties, uncertainties associated with obtaining and enforcing patents, clinical success, the lengthy and expensive regulatory approval process, compliance with regulatory requirements, competition from other products; uncertainty of broad adoption of its approved products, if any, by physicians and patients; significant competition; ability to manage third-party manufacturers, suppliers and contract research organizations (“CROs”) and obtaining additional financing to fund the Company's efforts.

The product candidates developed by the Company require approvals from the FDA and foreign regulatory agencies prior to commercial sales in the United States or foreign jurisdictions, respectively. There can be no assurance that the Company’s current and future product candidates will receive the necessary approvals. If the Company is denied approval or approval is delayed, it may have a material adverse impact on the Company’s business and its financial condition.

Fair Value Measurements

Fair value is the price that the Company would receive to sell an asset or pay to transfer a liability in a timely transaction with an independent counter-party in the principal market or in the absence of a principal market, the most advantageous market for the asset or liability. A three-tier hierarchy is established to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs); and establishes a classification of fair value measurements for disclosure purposes.

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The hierarchy is summarized in the three broad levels listed below.

Level 1 – quoted prices in active markets for identical assets and liabilities

Level 2 – other significant observable inputs (including quoted prices for similar assets and liabilities, interest rates, credit risk, etc.)

Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of assets and liabilities)

The Company’s cash, accounts payable, accrued expenses, notes payable and advances from stockholders carrying amounts as of September 30, 2018 and December 31, 2017 approximate their fair values due to their short-term nature and/or market rates of interest.

Cash

Cash consists primarily of cash on deposit.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that require physical settlement or net-share settlement or provide it a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) provided that such contracts are indexed to its own stock as defined in Accounting Standards Codification (ASC) 815, Contracts in Entity’s Own Equity.

Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock is classified as a mezzanine instrument outside of the Company’s equity accounts. The carrying value of the redeemable convertible preferred stock is being accreted to equal its redemption value at the end of each reporting period, with changes in redemption value recognized immediately as they occur.

Stock-Based Compensation

Stock options granted to employees and non-employees under the Company's stock option plan are accounted for by using a fair value based method. Share based payments to employees, including grants of employee stock options, are measured based on their fair values at the date of grant and recorded on a straight-line basis over the requisite service period. The fair value of share based payments to non employees is estimated at the date of grant and recorded as the goods are provided or service is performed.

Research and Development

Research and development costs are charged to expense when incurred and consist of costs incurred for independent and collaborative research and development activities. The major components of research and development costs include product development and allocations of various overhead and occupancy costs.

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Patent and Patent Application Costs

Although the Company believes that its patents and underlying formulation technology have continuing value, the amount of future benefits to be derived from patents is uncertain. Patent costs, including legal expenses, are therefore expensed in the period in which they are incurred and are included in general and administrative expenses in the condensed statements of operations.

3. RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 is aimed at making leasing activities more transparent and comparable, and requires substantially all leases be recognized by lessees on their balance sheets as a right-of-use asset and corresponding lease liability, including leases currently accounted for as operating leases. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018 for public companies and for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019 for private companies. Early adoption is permitted. The Company will adopt ASU 2016-02 on January 1, 2019. The Company expects to recognize a right-of-use asset and a lease liability on its balance sheet for the discounted value of future lease payments from the adoption of this ASU. As of September 30, 2018, the Company had aggregate future minimum lease payments of approximately $67,000. The Company is currently evaluating the full impact that the adoption of this ASU will have on its financial statements and related disclosures.

4. ACCRUED LIABILITIES

Accrued liabilities consisted of the following (in thousands):

	September 30,	December 31,
	2018	2017
Accrued compensation	$612	$379
Accrued professional fees	392	16
	$1,004	$395

5. NOTES PAYABLE

Series B Notes

In February 2017, the Company initiated a Series B debt offering pursuant to which the Company issued unsecured note subscription agreements (Series B Notes) bearing interest at 8% with one year maturity date. The Series B Notes and all accrued interest shall be converted into Series B Convertible Preferred Shares at a discount to the preferred share price upon offering terms and conditions that have not yet been fully determined. During the nine months ended September 30, 2017, the Company issued Series B Notes with principal amount of approximately $548,000. As of December 31, 2017, the outstanding Series B Notes has a redemption value of approximately $700,000. There was no issuance of Series B Notes during the nine months ended September 30, 2018.

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During the nine months ended September 30, 2018 and 2017, the Company recognized the accrual of interest and accretion of premium as interest expense in the condensed statements of operations of approximately $54,000 and $73,000, respectively.

In October 2018, the Company entered into a settlement and mutual release agreements (Settlement Agreement) with certain Series B investors, of approximately $405,000 in principal, whereby the Company agreed to repay the investors the principal and interest from investment date to September 30, 2018 of 8% interest per annum and from October 31, 2018 until final settlement date, which is on or before December 31, 2018, of 16% per annum. On October 12, 2018, the Company agreed to pay the investors an additional interest of 8% per annum for the month of October 2018. On December 28, 2018, the Settlement Agreement was amended by extending the settlement date to February 15, 2019 and the payment of interest at 16% per annum until settlement date. As of March 25, 2019, the Company is in process of negotiating the extension of the due date for the remaining principal balance and accrued interest of approximately $328,000.

The remaining Series B investors agreed to convert their principal of approximately $187,000 and accrued interest, with interest rate of 8% from investment date to September 30, 2018 and 16% from October 1, 2018 to October 31, 2018, into common shares at conversion price ranging from $0.99 per share to $1.12 per share, with a conversion date that is yet to be determined by the Company (see Note 13).

6. REDEEMABLE CONVERTIBLE PREFERRED STOCK

As of September 30, 2018 and December 31, 2017, the Company has authorized 2,793,000 shares of redeemable Series A Convertible Preferred Stock (“Preferred Stock A”), with a par value of $0.0001 and redemption value of $0.65 per share.

Redeemable convertible preferred stock consisted of the following (in thousands):

	Number of shares	Carrying Value
Issuance of Preferred Stock A through conversion of Series A Notes	2,793	$1,413
Accretion of Preferred Stock A to redemption value	—	403
	2,793	$1,816

The rights, preferences and privileges of the convertible preferred stock are as follows:

Dividends

The holders of Preferred Stock shall be entitled to receive cash dividends, which shall be payable when, as and if declared by the Board of Directors. No dividends shall be paid or declared, and no distribution shall be made, on or with respect to the Common Stock or any other junior class or series of capital stock, as long as the Series A Preferred Stock is outstanding. As of September 30, 2018 and December 31, 2017, the Company has not declared any dividends.

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Liquidation Preference

Upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to be paid out of the assets of the Company legally available for distribution an amount equal to $0.65 per share, plus any dividends accrued or declared but unpaid, before any distribution or payment shall be made to the holders of any common stock or any other junior class or series of capital stock. As of September 30, 2018 and December 31, 2017, the Series A Preferred Stock liquidation value amounted to approximately $1,816,000.

Conversion

Preferred Stock may be converted into common stock at the initial conversion ratio of 1:1 which ratio shall be adjusted in accordance with stock dividends, splits, combinations and other similar events, including the sale of additional shares of common or preferred stock. Each share of the Preferred Stock will automatically convert into shares of common stock, at the applicable conversion ratio of each series of Redeemable Convertible Preferred Stock then in effect, upon (i) a qualified public offering with net proceeds of not less than $10 million, subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization, or (ii) the date specified by written consent or agreement of the holders of at least two-thirds of the then outstanding shares of Preferred Stock voting on an as-if-converted to Common Stock basis.

Redemption

At any time after November 1, 2026, the holders of the Company’s Series A Preferred Stock will have the right to require the Company to redeem all or a portion of their shares for cash at a redemption price equal to its liquidation value. Accordingly, the Series A Preferred shares are included within temporary or mezzanine equity on the Balance Sheet.

Voting Rights

The holders of Preferred Stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Holders of Preferred Stock have the right to vote the number of shares equal to the number of shares of common stock into which such Preferred Stock could convert on the record date for determination of stockholders entitled to vote.

7. STOCK-BASED COMPENSATION

The Company created the Asana Medical, Inc. 2013 Equity Incentive Plan (the “2013 Plan”) to compensate and attract top talent. At September 30, 2018 and December 31, 2017, the total shares authorized under the 2013 Plan were 2,328,750 shares. The Board of Directors or a designated Committee of the Board is responsible for the administration of the 2013 Plan and determines the term, exercise price, and vesting terms of each option. Under the terms of existing awards, all stock option grants expire ten years from grant date.

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A summary of all stock option activity under the 2013 Plan is presented below (in thousands except for price per share amounts):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (In Years)
Outstanding at December 31, 2017	1,277	$0.35
Granted	—	—
Exercised	(2)	0.41
Expired	(250)	0.41
Outstanding at September 30, 2018	1,025	0.42
Options vested and exercisable at September 30, 2018	894	$0.36	6.62

At September 30, 2018 and December 31, 2017, 1,192,000 and 942,000 common shares, respectively, were available for grant under the Company’s stock option plan. During the nine months ended September 30, 2018, 2,000 options were exercised (2017: Nil).

Total stock-based compensation expense related to stock options granted under the 2013 Plan was allocated as follows (in thousands):

	Nine Months Ended September 30,
	2018
Research and development	$29	$20
General and administrative	9	9
	$38	$29

8. STOCKHOLDERS’ DEFICIT

As of September 30, 2018 and December 31, 2017, the Company had authorized 17,500,000 shares of common stock, par value $0.0001 per share.

The Company has reserved authorized shares of common stock for future issuance at September 30, 2018 as follows (in thousands):

2018
Conversion of Preferred Stock A	2,793
Common stock options outstanding	1,025
Options available for grant under the 2013 Plan	1,192
5,010

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9. INCOME TAXES

In accordance with the authoritative guidance for income taxes under ASC 740, Income taxes, a deferred tax asset or liability is determined based on the difference between the condensed financial statements and the tax basis of assets and liabilities as measured by the enacted tax rates, which will be in effect when these differences reverse. The Company provides a valuation allowance against net deferred tax assets unless, based upon the available evidence, it is more likely than not that the deferred tax assets will be realized.

The Company recognizes the impact of a tax position in the condensed financial statements only if that position is more likely than not of being sustained upon examination by taxing authorities, based on the technical merits of the position. The Company’s practice is to recognize interest and/or penalties related to income tax matters as income tax expense. At September 30, 2018 and 2017, there are no unrecognized tax benefits nor any significant accruals for interest related to unrecognized tax benefits or tax penalties.

The Company is subject to taxation and files income tax returns in the United States and in the state of Florida. All tax years from inception to date are subject to examination by the U.S. and state tax authorities due to the carry-forward of unutilized net operating losses and research and development credits. Currently, no years are under examination.

Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Management assesses the available positive and negative evidence to estimate if sufficient taxable income will be generated to use the existing deferred tax asset.

The Company has established a valuation allowance against net deferred tax assets due to the uncertainty that such assets will be realized.

Deferred tax asset as of September 30, 2018 and December 31, 2017 of approximately $1.16 million and $880,000, respectively, comprises primarily of deferred tax on federal net operating loss, which was entirely offset by the Company’s full valuation allowance.

On December 22, 2017, the United States enacted tax reform legislation known as the H.R.1, commonly referred to as the “Tax Cuts and Jobs Act” (the “Act”), resulting in significant modifications to existing law, which include a reduction in the corporate tax rate from 35% to 21% as well as other changes. As a result of the changes to tax laws and tax rates under the Act, the Company has recorded a provisional one-time reduction in income tax benefit of approximately $487,000 for the year ended December 31, 2017, which consists primarily of the remeasurement of deferred tax assets and liabilities from 35% to 21%, but was entirely offset by the Company’s full valuation allowance.

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10. LICENSE AND OTHER AGREEMENTS

License agreement with University of Pittsburgh

The Company enters into licensing agreements with universities and other research related entities for the exclusive right to commercially develop, produce, manufacture, use, and sell certain products and methods of use thereof. Typically, the license agreements are effective through the later of (i) the end of the term of the last-to-expire of licensor’s patent rights licensed under the license agreements, or (ii) ten years after the first sale of the first licensed product if no patent has issued from the patent rights.

In May 2015, the Company executed a license agreement with the University of Pittsburgh for a worldwide, exclusive license to manufacture, market, sell and sublicense Extracellular Matrix Hydrogel based upon certain patents, with a field of use, limited to human and animal colonic and small intestine therapeutic indications. The agreement includes annual maintenance fee due to University of Pittsburgh ranging from $10,000 to $25,000 and patent cost reimbursement. For the nine months ended September 30, 2018 and 2017, expenses incurred for patent cost reimbursement including legal fees for the protection of intellectual property and reported as part of general and administrative expenses in the condensed statements of operations of approximately $38,000 and $169,000, respectively.

In addition, the agreement includes payments due to University of Pittsburgh ranging from $75,000 to $1,950,000 based on successful achievement of certain product development milestones. Additionally, the Company may have royalty payments ranging from 3.5% to 4% of net sales of any product developed from the Inventions and 10% to 20% on non-royalty income. As of September 30, 2018, the Company had not reached any of the milestones.

Agreements with Cook Biotech Inc.

In August 2018, the Company executed a development agreement with Cook Biotech Inc. (Cook Bio), a world leader in cost-effective, advanced tissue-repair products. Under the terms of the development agreement, Cook Bio will develop and manufacture the Company’s licensed clinical product, ECMH Rectal Solution, which will be used in first-in-human clinical studies conducted by the Company. As part of the partnership, Cook Bio has become a stockholder in the Company.

The agreement includes a total consideration of $2 million, of which $500,000 was payable via issuance of the Company’s 290,000 common shares. During the nine months ended September 30, 2018, $475,000 was recognized as research and development expense in the condensed statements of operations, of which $100,000 represented the estimated fair value of the 290,000 common shares issued by the Company, and $375,000 due on September 30, 2018 remained outstanding as accrued expenses as of September 30, 2018. The remaining balance is payable as follows (in thousands):

Year Ending December 31,
2018	$300
2019	825
$1,125

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In addition to the above fees, the Company shall pay Cook Bio a Development Cost Recovery Fee of $1.25 million, to be paid based on successful achievement of certain milestones set in the agreement. As of September 30, 2018, the Company had not reached any of the milestones.

Also, the Company engaged Cook Bio to supply ECM products at purchase price set in the agreement and grant exclusive license to sell ECM Products supplied by Cook Bio. No ECM products were purchased during the purchased during the nine months ended September 30, 2018.

11. RELATED PARTY TRANSACTIONS

The Company leases its office from Global Resource Partners, Inc. (GRP), a stockholder of the Company and controlled by the Company’s Head of Finance (see Note 12). The extended lease term will expire on August 3, 2019. Rent expense of approximately $22,000 was included in the General and administrative expenses in the condensed statements of operations for the nine months ended September 30, 2018 and 2017. In addition, GRP provides accounting services to the Company and for the nine months ended September 30, 2018 and 2017, accounting service expense incurred of approximately $3,000 and $22,000, respectively.

The Company received legal services from Bulman Business & Technology Law, which is owned by one of the Company’s stockholders and Chief Executive Officer (CEO) effective April 2018. During the nine months ended September 30, 2018 and 2017, legal expenses incurred amounted to approximately $20,000.

During the year 2017, the Company sold an aggregate of approximately $375,000 of Series B Convertible Notes to shareholders and executive officer on the same terms as those sold to other unrelated parties. Accrued interest related to the notes during the nine months September 30, 2018 and December 31, 2017 amounted to approximately $35,000 and $22,000 respectively (see Notes 5 and 13).

On March 27, 2018, Dr. Christine Sapan (Dr. Sapan) resigned as the Company’s Chief Executive Officer. Dr. Sapan, who is also a stockholder of the Company, had vested options to purchase 252,000 common shares valued at approximately $55,000 with an exercise price of $0.41 pursuant to the Company’s 2013 Equity Incentive Plan. As part of the agreement, Dr. Sapan waived her right to purchase 250,000 shares and exercised her right to purchase 2,000 common shares of the Company for approximately $820. In addition, Dr. Sapan waived any and all back salary and benefits due to her through March 27, 2018 of approximately $267,000, including the unpaid portion of the amounts accrued as of December 31, 2017 of approximately $205,000, which was recognized as capital contribution and recorded in additional paid in capital.

On the same date, the Company and Dr. Sapan entered into a consultancy agreement whereby, the Company engaged Dr. Sapan to serve in the capacity of Chief Scientific Officer of the Company for a period of three (3) years. The total contractual consideration is amounting to $400,000, with up to $120,000 to occur in a payroll-style payments and up to $280,000 predicated on the achievement of certain milestones stated in the consultancy agreement.

During the nine months ended September 30, 2018, the Company received unsecured and non-interest bearing advances from certain stockholders of approximately $52,000 with no definite repayment date. Subsequent to September 30, 2018, the Company repaid approximately $3,000 and the remaining balance remained as outstanding advances to stockholders.

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12. COMMITMENTS AND CONTINGENCIES

Employment Agreements

The Company enters into employment agreements with certain Company executives providing for salaries, bonuses, and other employee benefits in relation to the individual roles as officers of the Company. If the Company terminates the employment agreements without cause, the executives could be entitled to certain termination benefits including the continuation of salaries and benefits for an extended period of time, the effects of which may be material to the condensed financial statements.

Operating Leases

On November 2014, the Company entered into a three-year lease for office space in Miami, Florida that expired on August 3, 2016. On August 3, 2016, the Company exercised its right to extend the term of this lease for an additional term of three years with a 5% increase in the lease fee under the same terms and conditions. The Company expects to exercise its right to extend the term of the lease on August 3, 2019.

The following is a schedule of approximate future minimum rental commitments required under operating leases for periods subsequent to September 30, 2018 (in thousands):

Year Ending December 31,
2018	$7
2019	29
2020	31
Total future minimum rental commitments	$67

13. SUBSEQUENT EVENTS

The Company’s management has performed subsequent events procedures through March 25, 2019, which is the date the condensed financial statements were available to be issued. There were no subsequent events requiring adjustment to or disclosure in the condensed financial statements except as follows:

(i)	In October 2018, the Corporation entered into a settlement and mutual release agreements (Settlement Agreement) with certain Series B investors, amounting to approximately $405,000 in principal, and extended and increased the interest of eight (8%) interest per annum to 16% per annum from October 31, 2018 until final settlement date. As of March 25, 2019, approximately $0.3 million of principal remain outstanding.

The remaining Series B Notes investors agreed to convert their principal of approximately $187,000 and accrued interest, with interest rate of 8% from investment date to September 30, 2018 and 16% from October 1, 2018 to October 31, 2018, into common shares with a conversion date that is yet to be determined by the Company (see Note 5).

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(ii)

On November 28, 2018, the Company and Generex entered into a binding letter of intent contemplating Generex’s acquisition of 51% of the outstanding capital stock of the Company for a total consideration of $15 million. The Acquisition was effective January 7, 2019, wherein the Company issued 12,048,161 common shares to Generex constituting 51% of the capital stock of the Company (see Note 1). In conjunction with this transaction, the Company will continue to develop its clinical asset as a subsidiary of NuGenerex Therapeutics, Inc., a wholly owned subsidiary of Generex. The first tranche of Guaranteed Payment has not yet been fully collected as of March 22, 2019 (see Note 1).

On March 14, 2019, the Company and Generex amended the Stock Purchase Agreement and Promissory Note to extend the due date of the remaining balance of the first tranche of Guaranteed Payments amounting to $2,800,000 on or before April 1, 2019 (Note 1)

(iii)	In conjunction with Generex’s acquisition as described in (ii) above, the Company entered into a management services agreement (Management Agreement) with Richard Bulman, Jr (Company’s CEO), Gerard Coombs (Company’s Chief Operating Officer) and Gary Ramphal (Company’s Head of Finance), jointly and severally referred to as the Management Team, for the Management team to diligently undertake management services to the Company for an initial term of three (3) years and subject to automatic renewal for successive one (1) year term, unless terminated by either party upon thirty (30) days prior written notice. In accordance with the Management Agreement, the Company entered into an employment agreement with each of member of the Management Team.

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